Exhibit 99.1
RegeneRx Receives Listing Notice from NYSE Amex
BETHESDA, MARYLAND, APRIL 30, 2009 — REGENERX BIOPHARMACEUTICALS, INC. (NYSE Amex:RGN) (the “Company” or “RegeneRx”) announced today that it received notice from the NYSE Amex stock exchange (the “Exchange”) indicating that the Company is below certain of the Exchange’s continued listing standards due to having stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years as set forth in Section 1003(a)(iii) of the Exchange’s Company Guide. The Company may submit a plan of compliance to the Exchange by May 25, 2009 that demonstrates the Company’s ability to regain compliance with the listing standards of the Exchange’s Company Guide within an 18 month remediation period. The Company currently intends to submit such a plan to the Exchange. If the plan is accepted, the Company may be able to continue its listing during the 18-month plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. The Company’s common stock continues to trade under the symbol “RGN” but this symbol will become subject to the indicator extension “.BC” to denote the Company’s noncompliance with the Exchange’s listing standards.
About RegeneRx Biopharmaceuticals, Inc.
RegeneRx is focused on the discovery and development of novel peptides to accelerate tissue and organ repair. Currently, RegeneRx is developing three product candidates, RGN-137, RGN-259 and RGN-352 for dermal, ophthalmic, and cardiovascular tissue repair, respectively. RegeneRx is also developing RGN-457 for use in pulmonary indications such as cystic fibrosis. These product candidates are based on Tb4, a synthetic copy of a 43-amino acid, naturally occurring peptide, in part, under an exclusive world-wide license from the National Institutes of Health. RegeneRx holds over 60 world-wide patents and patent applications related to novel peptides and is currently sponsoring three Phase II chronic dermal wound healing clinical trials (two of which were recently completed), a Phase II ophthalmic wound healing clinical trial (which RegeneRx is in the process of closing), and a Phase I parenteral (injectable) clinical trial supporting systemic delivery of RGN-352 for acute cardiovascular indications, which recently completed subject enrollment and dosing.
RegeneRx Technology Background
Tb4 is a synthetic version of a naturally occurring peptide present in virtually all human cells. It is a first-in-class multi-faceted molecule that promotes endothelial cell differentiation, angiogenesis in dermal tissues, keratinocyte migration, collagen deposition, and down-regulates inflammation. RegeneRx has identified several molecular variations of Tb4 that may affect the aging of skin, among other properties, and could be important candidates as active ingredients in pharmaceutical and consumer products. Researchers at the National Institutes of Health, and at other academic institutions throughout the U.S., have published numerous scientific articles indicating Tb4’s in vitro and in vivo efficacy in accelerating wound healing and tissue protection under a variety of conditions. Abstracts scientific papers related to Tb4’s mechanisms of action may be viewed at RegeneRx’s web page: www.regenerx.com.

Forward-Looking Statements
This press release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Examples of such forward-looking statements include statements concerning the Company’s compliance with NYSE Amex listing criteria and its ability to develop, implement and execute a plan in order to regain and maintain compliance. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that the Company may not be able to improve its results of operations or stockholders’ equity in order regain compliance with exchange listing criteria, risks that the Company’s product candidates may not demonstrate safety and/or efficacy in clinical trials, the risk that the Company or its collaborators will not obtain approval to market the Company’s product candidates in the U.S. or abroad, the risks associated with the Company’s need for additional financing to meet capital requirements necessary for the further development and commercialization activities relating to its product candidates, the risks associated with protecting the Company’s intellectual property, or that the Company will not be able to obtain patent protection, or that its issued patents will be infringed, and such other risks described in the Company’s annual report on Form 10-K for the year ended December 31, 2008, and other filings it makes with the SEC. Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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